EXHIBIT 10.1.10

    THIS DOCMENT CONSTITUTES PART OF A PROSPECTUS COVERING
  SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES
                                   ACT OF 1933

--------------------------------------------------------------------------------
                               OPTION TO PURCHASE
                                 COMMON STOCK OF
                           STRATUS SERVICES GROUP, INC

--------------------------------------------------------------------------------

Date of Grant:  April 15, 2000

Name:           Joseph J. Raymond

Address:        17140 Coral Cove Way
                Boca Raton, FL 33496

Dear Joe:

      As an inducement for you to acquire a financial interest in Stratus Services Group, Inc. (the "Company"), the Company hereby grants to you the option (the "Option") to purchase all or any part of an aggregate of One Million (1,000,000) shares (the "Shares") of its Common Stock, $.01 par value, after giving effect to the proposed two-for-three reverse split (the "Reverse Split") of the Company's Common Stock, on the terms and conditions hereinafter set forth.

1. PURCHASE PRICE. The per share purchase price for the Shares of Common Stock covered by this Option Agreement shall be equal to the public offering price of one share of Common Stock in the initial public offering of the Common Stock registered under the Securities Act of 1933, as amended.

2. TERM OF OPTION. The term of the Option shall be for a period of ten (10) years from the date hereof (such date to be referred to herein as the "Expiration Date"). The Option is subject to earlier termination as provided herein.

3. VESTING OF OPTION. The Option shall vest and become exercisable in full only after five (5) years or such time as the Company, after giving effect to the Reverse Split, achieves earnings of $1.00 per basic share in a fiscal year, as demonstrated by the Company's audited financial statements for such fiscal year. The Option shall not be exercisable prior to vesting as provided above. To the extent that the Option becomes exercisable, it may thereafter be exercised either in whole or in part at any time prior to the expiration of the Option.

4. EXERCISE OF OPTION. Subject to the terms and provisions of this Option Agreement, the Option may be exercised by written notice to the Company at its executive office at 500 Craig Road, Manalapan, New Jersey, 07726, at any time after it vests as provided in Section 3 above and until its expiration in accordance with the terms hereof. Such notice shall state the election to exercise the Option and the number of Shares in respect of which it is being exercised. The notice shall be signed by the person exercising the Option and shall be accompanied by payment in an amount equal to the aggregate purchase price to be paid for the Shares purchased in cash or by cashier's check made payable to the Company or such other form of payment as the Compensation Committee of the Company's Board of Directors considers acceptable.

5. TERMINATION OF OPTION. If your employment with the Company:

           (i) Terminates by reason of your voluntary resignation other than for "Good Reason" or is terminated by the Company for "Good Cause" (as the terms "Good Reason" and "Good Cause" are defined in the Employment Agreement between you and the Company dated September 1, 1997), the Option will terminate upon the effective date of termination.

           (ii) Terminates by reason of your death or disability (as such term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), the Option will terminate upon the earlier of (a) the expiration of the one (1) year period following the date of such termination or (b) the Expiration.

           (iii) Is terminated by the Company other than for Good Cause or Good Reason, the Option will terminate upon the earlier of
                      (a) the expiration of the two (2) year period following the date of such termination or (b) the Expiration.

6. REPRESENTATIONS AND ACKNOWLEDGEMENTS OF THE EMPLOYEE. You acknowledge that you have received copies of each of the following documents:

           (i) The Summary Plan Description of the 1999 Executive Option Agreement which contains the information required by Part I (Information required in the Section 10(a) Prospectus) of the Company's Registration Statement on Form S-8;

           (ii)       A copy of the Company's Prospectus dated April 26, 2000.

7. NO EMPLOYMENT AGREEMENT. This Agreement shall neither be deemed to constitute a contract of employment between the Company and you, nor shall it interfere with the right of the Company to terminate your employment and treat you without regard to the effect which such treatment might have upon you under this Agreement.

8. GOVERNING LAW AND JURISDICTION. This Option Agreement shall be construed and its respective provisions enforced and administered in accordance with the laws of the State of New Jersey. All disputes which may arise under this Option Agreement which involve judicial adjudication shall be resolved in a court of competent jurisdiction of the State of New Jersey or the United States District Court for the District of New Jersey. You consent and agree to submit to the personal jurisdiction of the aforesaid courts and to notify the Company of any change of your address within sixty (60) days of the date of such change. Furthermore, you consent to service of any papers, notices or process necessary or proper for any legal action in any manner permitted by the New Jersey Court Rules as they exist on the date that the Option is granted or are thereafter amended, including, without limitation, service by registered mail or certified mail, return receipt requested, or, in the event you refuse to accept or claim registered or certified mail, ordinary mail to your last known address. In the event that you fail to notify the Company of a change of address and service by registered or certified mail as aforesaid is not accepted or claimed, such failure shall be deemed a refusal to accept or claim service of process by registered or certified mail. You hereby acknowledge the sufficiency of service as aforesaid and waive any right that you may have to challenge in any manner the convenience of the location or the venue of any legal action brought involving this Option Agreement or the Plan.

9. BENEFIT AND SEVERABILITY. The agreements contained herein shall bind and benefit the successors and assigns of the Company and your executors, administrators, receiver, trustee in bankruptcy or representative of your creditors and assigns as herein provided. Except as otherwise provided herein, if any term, covenant, condition or provision of this Option Agreement or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Option Agreement or the application of such term or provision to persons of circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Option Agreement shall be valid and be enforced to the fullest extent permitted by law.

                                 Very truly yours,

                                 STRATUS SERVICES GROUP, INC.



                              By: /s/ Michael A. Maltzman
                                 ------------------------------
                                 Chief Financial Officer


By the execution hereof,
I hereby agree to comply
with and be bound by the terms
and provisions hereinabove set forth.


/s/ Joseph J. Raymond
--------------------------
JOSEPH J. RAYMOND


                                       3